BYLAWS

OF

INFORMATION BIONICS INCORPORATED

ARTICLE I.

OFFICES

Section 1.1. Registered Office. The registered office of the corporation in Minnesota shall be as stated in the Articles of Incorporation.

Section 1.2. Other Offices. The corporation may also have offices at such other places as the Board of Directors may determine.

ARTICLE II.

SHAREHOLDER MEETINGS

Section 2.1. Regular Meetings. Regular meetings of the shareholders of the corporation for the purpose of election of directors and transaction of such other business as may properly come before the regular meetings shall be held on an annual or other less frequent basis at the principal executive office of the corporation or at such other place within or without the State of Minnesota as may be designated by the Board of Directors or Chief Executive Officer. Regular meetings of shareholders, when held, shall be held at such times as the Board of Directors or Chief Executive Officer may from time to time designate. Regular meetings of the shareholders may also be called by the shareholders in accordance with the provisions of Section 302A.431, Minnesota Statutes. Regular meetings of the shareholders shall also be known as annual meetings, regardless of the frequency with which such meetings are held.

Section 2.2. Special Meetings. Special meetings of the shareholders may be called for any purpose at any time by the Chief Executive Officer, the Chief Financial Officer, any two (2) or more Directors (one (1) Director if the Board of Directors consists of three (3) or fewer Directors), or upon the written request of shareholders holding ten percent (10%) or more of the voting shares of the corporation or twenty-five percent or more of the shares of Series A Convertible Preferred Stock, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the board of directors for that purpose, must be called by twenty-five percent (25%) or more of the voting shares of the corporation or fifty percent (50%) or more of the shares of Series A Convertible Preferred Stock. In the case of a special meeting called by shareholders, such written request shall be by registered mail or personally delivered to the Chief Executive Officer or Chief Financial Officer and shall set forth the purpose or purposes of the special meeting. The Board of Directors or the Chief Executive Officer shall within thirty (30) days of receipt of such written request cause a special meeting of shareholders to be called, said meeting to be held no later than ninety (90) days after receipt of the written request. This Section 2.2 of the Bylaws may not be amended or deleted without the affirmative vote of a majority of the Series A Preferred (voting as a separate class).

Section 2.3. Notice of Shareholder Meetings. Written notice of shareholders' meetings, whether regular or special, shall be mailed to all shareholders entitled to vote at any such meeting at least ten (10) days, and not more than sixty (60) days, before the date of the meeting. The written notice shall contain the date, time and place of the meeting and, in the case of a special meeting, the purpose or purposes thereof.

Section 2.4. Waiver of Notice. Notice of the time, place and purpose of any meeting of shareholders may be waived by any shareholder in writing or orally before, at, or after the meeting. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

Section 2.5. Electronic Communication. A conference among shareholders by any means of communication through which the shareholders may simultaneously hear each other during the conference constitutes a regular or special meeting of shareholders, if the same notice is given of the conference to every holder of shares entitled to vote as would be required for a meeting, and if the number of shares held by the shareholders participating in the conference would be sufficient to constitute a quorum at a meeting. Waiver of notice of a meeting by means of communication may be given in the manner provided in these Bylaws.

Section 2.6. Record Date. The Board of Directors may fix in advance a date not more than sixty (60) days prior to the date of any meeting of shareholders as the record date for the determination of shareholders entitled to vote at the meeting.

Section 2.7. Quorum. The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote thereat shall constitute a quorum for the transaction of business at all meetings of shareholders. If, however, a quorum is not present or represented at any meeting of shareholders, the shareholders entitled to vote at the meeting, either present in person or represented by proxy, shall have the power to adjourn the meeting to a future date. Provided that a quorum is present or represented at an adjourned meeting, any business may be

transacted which might have been transacted at the original meeting. If a quorum is present when a duly called or held meeting of shareholders is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

Section 2.8. Voting. A shareholder entitled to vote at a meeting of shareholders may vote in person or by proxy. Except as otherwise provided by law or the Articles of Incorporation, every shareholder shall be entitled to one vote for each share standing in his or her name on the record of shareholders of the corporation.

Section 2.9. Proxies. Every appointment of a proxy must be in writing and must be dated and signed by the shareholder and filed with an officer of the corporation at or before the shareholder meeting at which the appointment is to be effective. No appointment of a proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless a longer period is expressly provided in the appointment.

Section 2.10. Written Actions. An action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by all of the shareholders entitled to vote on that action. The written action is effective when it has been signed by all of those shareholders, unless a different effective time is provided in the written action.

ARTICLE III.

BOARD OF DIRECTORS

Section 3.1. General Powers. The Board of Directors shall manage and direct the business and affairs of the corporation. The Directors shall in all cases act as a Board, and in the

transaction of business, the act of a majority present at a meeting, except as otherwise provided by law or the Articles of Incorporation, shall be the act of the Board, provided a quorum is present. The Directors may adopt such rules and regulations for the conduct of their meetings and the management of the corporation as they may deem proper, not inconsistent with any statute or these Bylaws.

Section 3.2. Number and Qualifications. The Board of Directors shall consist of either three (3) or five (5) natural persons, at the discretion of the Board of Directors. Directors need not be shareholders of the corporation.

If at least 500,000 shares of the Company's Series A Convertible Preferred Stock (the "Series A Preferred") remain outstanding (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected), the majority of the holders of the outstanding Series A Preferred, voting as a class, shall be entitled to elect (a) one (1) member of the Board of Directors of the corporation if the Company has three (3) directors, or (b) two (2) members of the Board of Directors of the corporation if the Company has five (5) directors.

If less than 500,000 shares of Series A Preferred remain outstanding (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected), all of the directors will be elected by the holders of Series A Preferred and common stock voting together as set forth in Section 3.2.3 of the Company's Amended and Restated Articles of Incorporation.

This section 3.2 of the Bylaws may not be amended or deleted without the affirmative vote of a majority of the Series A Preferred (voting as a separate class).

Section 3.3. Election of Directors upon "Event of Default." In the event of the occurrence of any of the "Events of Default" listed below, the majority of the holders of the outstanding Series A Preferred will be entitled to elect a majority of the members of the Board of Directors. "Events of Default": shall be (i) the voluntary termination of employment of the James Bjelland, John Bjelland or Boris Gelfand ("Key Employees"), (ii) the termination of employment of any Key Employee for cause, or (iii) the death or complete disability of any Key Employee with or without compensation. The rights to elect a majority of the members of the Board of Directors upon the occurrence of an Event of Default will expire on a public offering of the corporation's stock which would trigger automatic conversion of the Series A Preferred under Section 3.2.10 of the Company's Amended and Restated Articles of Incorporation or a merger or like reorganization in which the corporation does not survive.

This section 3.3 of the Bylaws may not be amended or deleted without the affirmative vote of a majority of the Series A Preferred (voting as a separate class).

Section 3.4. Term of Office. Each Director shall hold office until the next regular meeting of the shareholders and until a successor is elected and has qualified, or until the earlier death, resignation, removal or disqualification of the Director.

Section 3.5. Resignation. A Director may resign at any time by giving written notice to the corporation. The resignation is effective without acceptance when the notice is given to the corporation, unless a later effective time is specified in the notice.

Section 3.6. Removal. A Director may be removed from the Board of Directors as provided in Minnesota Statutes, Section 302A.223.

Section 3.7. Vacancies. Vacancies on the Board of Directors resulting from the death, resignation, removal, or disqualification of a Director may be filled by the affirmative vote of a

majority of the remaining Directors, even though less than a quorum. Vacancies on the Board of Directors resulting from newly created directorships may be filled by the affirmative vote of a majority of the Directors serving at the time of the increase in number of directors.

Section 3.8. Compensation. The compensation of Directors shall be as fixed from time to time by the Board of Directors.

Section 3.9. Meetings. Subsequent to the adjournment of regular shareholders' meetings, the Board of Directors shall hold a regular meeting at the principal executive office of the corporation, or at such other time and place as may be designated by the Chief Executive Officer or the Board, for the purpose of electing the officers of the corporation and for the transaction of such other business as shall come before the meeting. Such regular meetings of the Board of Directors shall also be known as annual meetings. Other meetings of the Board of Directors may be held at such times and places as are fixed by resolution of the Board or designated by the Chief Executive Officer or Chief Financial Officer, but shall be held no less often than quarterly. No notice of the purpose of meetings of the Board shall be required, but reasonable notice of the time and place of such meetings must be given to all Directors.

Section 3.10. Special Meetings. Special meetings of the Board of Directors may be called by (a) any Director, (b) any shareholder holding 10% of the issued and outstanding Common stock, or (c) any shareholder holding 10% of the issued and outstanding Series A Preferred, by giving five (5) days' notice to all Directors of the date, time, place and purpose of the meeting.

Section 3.11. Previously Scheduled Meetings. If the day or date, time and place of a Board meeting have been provided in the Bylaws or announced at a previous meeting of the

Board, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken.

Section 3.12. Waiver of Notice and Assent to Action. Notice of any meeting of the Board of Directors may be waived by any Director before, at or after the meeting, in writing or orally. Attendance by a Director at a meeting is a waiver of notice of that meeting, except where the Director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

Section 3.13. Quorum. The presence of a majority of the Directors shall be required to constitute a quorum for the transaction of business at any meeting, and the act of a majority of the Directors present at a meeting of the Board at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present. Notice of any adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken. If a quorum is present when a duly called or held Board meeting is convened, the Directors present may continue to transact business until adjournment, notwithstanding that the withdrawal of a number of Directors originally present leaves less than the number required for a quorum.

Section 3.14. Absent Directors. A Director may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the Director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at

the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the Director has consented or objected.

Section 3.15. Voting. At all meetings of the Board of Directors each Director shall have one (1) vote irrespective of the number of shares that he or she may hold. The Board of Directors shall take action by the affirmative vote of a majority of Directors present at a duly held meeting or voting pursuant to Section 3.13 of these Bylaws, except where the affirmative vote of a larger proportion or number is required by law or the Articles of Incorporation.

Section 3.16. Electronic Communications. A conference among Directors, or among members of any committee designated by the Board, by any means of communication through which the participants may simultaneously hear each other during the conference, constitutes a meeting of the Board or the committee, if the same notice is given of the conference as would be required for a meeting, and if the number of persons participating in the conference would be sufficient to constitute a quorum at the meeting. Participation in a meeting by electronic means constitutes personal presence at the meeting.

Section 3.17. Written Action. Any action required or permitted to be taken at a Board meeting may be taken by a written action signed collectively, or individually in counterparts, by all of the Directors. Any such written action shall be effective when signed by the required number of Directors indicated above, unless a different effective time is provided in the written action.

Section 3.18. Committees. The Board of Directors may from time to time, by resolution, establish committees having the authority of the board in the management of the business of the corporation to the extent provided in the resolution. Any committee so established shall consist of one (1) or more natural persons who need not be Directors, and shall

be subject at all times to the direction and control of the Board of Directors. At any meeting of any such committee the presence of a majority of the members of the committee shall be necessary to constitute a quorum for the transaction of business. Committees of the board shall take action by the affirmative vote of a majority of committee members present at a duly held meeting, except where the affirmative vote of a larger proportion or number is required by the Board. Any action required or permitted to be taken at a committee meeting may be taken by a written action signed collectively, or individually in counter parts, by all members of such committee. Each committee shall keep a written record of its activities and shall submit such written record to the Board after each meeting and to the members of the committee.

ARTICLE IV.

OFFICERS

Section 4.1. Officers and Qualifications. The officers of the corporation, who shall be one or more natural persons, may consist of a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, or such other officers as the Board of Directors may from time to time designate, any one of whom shall be designated and be the corporation's Chief Executive Officer and any one of whom shall be designated and be the Chief Financial Officer. Any two offices may be held by the same person.

Section 4.2. Election and Term of Office. The officers of the corporation shall be elected or appointed periodically by the Board of Directors. Each elected officer of the corporation shall hold office until respective successors are duly elected, or until earlier death, resignation, or removal.

Section 4.3. Removal. Any officer may be removed, with or without cause, by the affirmative vote of a majority of the Directors present at a duly called Board meeting, subject to the provisions of any shareholder control agreement.

Section 4.4. Vacancies. All vacancies in any office of the corporation may be filled by the Board of Directors.

Section 4.5. Duties. The Chief Executive Officer of the corporation shall:

(a) Have general active management of the business of the corporation;

(b) When present, preside at all meetings of the Board of Directors and of the shareholders;

(c) See that all orders and resolutions of the Board are carried into effect;

(d) Sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles of Incorporation or Bylaws or by the Board to some other Officer or agent of the corporation;

(e) Maintain records of and, whenever necessary, certify all proceedings of the Board and the shareholders; and

(f) Perform other duties prescribed by the Board;

provided, however, that in the event the corporation shall have a Chairman of the Board, the duties set forth in (b) above shall be presumed to have been delegated to such officer by the Board, and in the event the corporation shall have a Secretary, the duties set forth in (e) above shall be presumed to have been delegated to such officer by the Board.

The Chief Financial Officer of the corporation shall:

(a) Keep accurate financial records for the corporation;

(b) Endorse for deposit all notes, checks, and drafts received by the corporation, making proper vouchers therefor;

(c) Deposit all money, drafts, and checks in the name of and to the credit of the corporation in authorized banks and depositories;

(d) Disburse corporate funds and issue checks and drafts in the name of the corporation;

(e) Render to the Chief Executive Officer and the Board, whenever requested, an account of all transactions by the Chief Financial Officer and of the financial condition of the corporation; and

(f) Perform other duties prescribed by the Board or by the Chief Executive Officer; provided, however, that the Board of Directors may designate another person, either alone or together with the Chief Financial Officer, to perform the duties set forth in (b), (c) and (d) above.

The Chief Executive Officer and Chief Financial Officer of the corporation shall jointly:

(a) Designate banks or other financial institutions as depositories of the corporation;

(b) Establish accounts therein;

(c) Make credit arrangements and establish borrowing therewith in the name of the corporation for such amounts and upon such terms and conditions as are deemed appropriate;

(d) Execute evidences of indebtedness and, as appropriate, sell, pledge, assign or deliver any property of the corporation as security in connection with the foregoing;

(e) Designate from time to time the authorized signatories in any of the foregoing matters and the individuals authorized to act in connection therewith; and

(f) Revoke or alter any designations of authorization made pursuant hereto;

provided, however, that the Board of Directors may designate the Chief Executive Officer, the Chief Financial Officer or any other person, either individually or together in any combination, to perform the foregoing duties. The other officers of the corporation shall perform such duties as are from time to time prescribed by the Board of Directors, the Chief Executive Officer, or the Chief Financial Officer.

Section 4.6. Compensation. The compensation of all officers of the corporation shall be determined and fixed by the Board of Directors or by such committee or person as the Board may from time to time designate.

ARTICLE V.

SHARES

Section 5.1. Certificates. The shares of the corporation shall be represented by certificates approved by the Board of Directors and signed by such officer or officers as the Board may designate. Each certificate shall state the name of the corporation, that the corporation is incorporated in Minnesota, the name of the person to whom it is issued, the number and class or series of shares represented thereby, the date of issue, the par value of such shares, if any, and may contain such other provisions as the Board may designate. Whenever shares are issued for consideration which is not fully paid upon issuance, the certificates representing such shares shall bear a legend stating that the consideration therefor has not been fully paid.

Section 5.2. Subscriptions. Subscriptions for shares shall be in writing, signed by the subscriber and paid at such times and in such installments as the Board of Directors may determine. Unless otherwise provided in the subscription agreement, in the event of default of the payment of any installment when due, the Board may proceed to collect the amount due in

the same manner as a debt due to the corporation, or declare a forfeiture of the subscription or cancel it in the manner prescribed by statute.

Section 5.3. Transfer of Shares. The shares of the corporation shall be assignable and transferable only on the books and records of the corporation on behalf of the registered owner, or the registered owner's duly authorized attorney, upon surrender of the certificate duly and properly endorsed together with proper evidence of authority to transfer. The corporation shall issue a new certificate for the shares surrendered to the person or persons entitled thereto.

Section 5.4. Return Certificates. All certificates for shares returned to the corporation for transfer shall be marked "Canceled," with the date of cancellation, and the transaction shall be appropriately recorded.

Section 5.5. Lost or Destroyed Certificates. If a certificate is lost or destroyed, another may be issued in its stead upon proof of such loss or destruction and upon giving such security as is deemed necessary by the Board of Directors to indemnify the corporation against loss therefrom.

ARTICLE VI.

INDEMNIFICATION

The corporation shall indemnify, and shall to the extent of reasonably available working capital, make advances of reasonable expenses to each Director, officer and employee of the corporation, whether or not then in office or employed by the corporation, as prescribed by Minnesota Statutes, Section 302A.521. The corporation shall not indemnify or make advances of expenses to any person who may otherwise be entitled thereto under Section 302A.521, by reason of such person's status or former status as an agent of the corporation or otherwise. The corporation may purchase and maintain insurance on behalf of any person in that person's

official capacity against any liability asserted against and incurred by the person in or arising from that capacity, whether or not the corporation would have been required to indemnify the person against the liability hereunder or under the provisions of Section 302A.521. The foregoing right of indemnification and the right to receive advances of expenses shall not be exclusive of other rights to which any Director, officer or employee may be entitled as a matter of law or under any bylaw, agreement, vote of shareholders, or otherwise.

ARTICLE VII.

AMENDMENTS

Except for Section 2.2, Section 3.2 and Section 3.3 of the Bylaws, which may not be amended or deleted without the affirmative vote of a majority of the Series A Preferred (voting as a separate class), the power to adopt, amend, or repeal the bylaws of the corporation is vested in the Board of Directors. The power of the Board is subject to the power of the shareholders, exercisable in the manner provided by statute, to adopt, amend, or repeal laws adopted, amended or repealed by the Board. The Board shall not amend or repeal a law fixing a quorum for meetings of shareholders, prescribing procedures for removing Directors or filling vacancies in the Board, or fixing the number of Directors or their classifications, qualifications, or terms of office, but may adopt or amend a law to increase the number of Directors.

ARTICLE VIII.

DISTRIBUTIONS

The Board of Directors may declare or authorize and the corporation may make distributions to the extent provided by law. Such distributions may, but need not, be in the form of a dividend or a distribution in liquidation, or as consideration for the purchase, redemption or other acquisition of shares of the corporation. The Board may at any time set apart out of any

funds of the corporation available for distribution any reserve or reserves for any proper purpose and may alter or abolish any reserve or reserves so established.

ARTICLE IX.

FISCAL YEAR

The corporation's fiscal year shall be as from time to time designated by resolution adopted by the Board of Directors.

CERTIFICATION

The undersigned, the Chief Executive Officer of the corporation, hereby certifies that the foregoing Bylaws were adopted pursuant to a Written Action of the Board of Directors, effective as of December 20, 2000.

John I. Bjelland